Exhibit 10.17

MARIZYME, INC.

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted an option (the “Option”) to purchase certain shares of Marizyme, Inc. (the “Company”) pursuant to the Amended and Restated Marizyme, Inc. 2021 Stock Incentive Plan (the “Plan”), as follows:

Participant:	[PARTICIPANT NAME]
Date of Grant:	[DATE OF GRANT]
Number of Option Shares:	[NUMBER OF OPTION SHARES]
Exercise Price:	$[EXERCISE PRICE]
Initial Vesting Date:	[FIRST VESTING DATE]
Option Expiration Date:	The date [OPTION TERM] years after the Date of Grant
Tax Status of Option:	[INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION]
Vested Stock:	Except as provided in the Award Agreement, the number of Vested Stock (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:
Vested Ratio
	On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	[VESTED RATIO YEAR 1]
Plus
	For each additional full quarter of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	[VESTED RATIO QUARTERLY]

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon termination of Participant’s Service, any portion of the Option that is not vested and exercisable as of such date of termination shall automatically expire in accordance with the Award Agreement.

The Exercise Price represents an amount the Company believes to be no less than the Fair Market Value of a share of Stock as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such

Fair Market Value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its Directors, Officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

Marizyme, Inc.		[PARTICIPANT NAME]

By: ____________________________________		______________________________________
Signature
Its: ____________________________________		______________________________________
Date
Address:	555 Heritage Drive, Suite 200 Jupiter, FL 33458	______________________________________
Address

ATTACHMENTS:	Amended and Restated Marizyme, Inc. 2021 Stock Incentive Plan, as amended to the Date of Grant; Award Agreement and Exercise Notice

Marizyme, Inc.

STOCK OPTION AWARD AGREEMENT

Marizyme, Inc. has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Award Agreement is attached an Option to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Award Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Amended and Restated Marizyme, Inc. 2021 Stock Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1. Definitions and Construction.

1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Consequences.

2.1. Tax Status of Option. This Option is intended to have the tax status designated in the Grant Notice.

a. Incentive Stock Option. If the Grant Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with the Participant’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO PARTICIPANT: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

b. Nonstatutory Stock Option. If the Grant Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

2.2. ISO Fair Market Value Limitation. If the Grant Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Participant under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

3. Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4. Exercise of the Option.

4.1. Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of vested Stock less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

4.2. Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Award Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3. Payment of Exercise Price.

a. Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash or by check or cash equivalent, (ii) if permitted by the Company, by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Participant having a Fair Market Value not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

b. Limitations on Forms of Consideration.

i. Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

ii. Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve, or terminate any such program or procedure, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

4.4. Tax Withholding.

a. In General. At the time the Award Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant, vesting or exercise of the Option or the issuance of Stock in settlement thereof. The Company shall have no obligation to deliver Stock until the tax obligations of the Company have been satisfied by the Participant.

b. Withholding in Securities. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Option a number of shares of Stock having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, Participant authorizes the plan administrator, to sell a number of shares of Stock that are purchased under the Option, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional shares of Stock, as necessary. To account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The shares of Stock may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to the Participant resulting from the procedure permitted under this Section 4.4, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

c. Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of the Participant’s exercise of the Option or disposition of the shares of Stock. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the exercise of the Option or disposition of the shares of Stock and that the Participant is not relying on the Company for any tax advice.

5. Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6. Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in the Plan.

7. Effect of Termination of Service.

7.1. Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

a. Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

b. Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

c. Termination for Cause. Notwithstanding any other provision of this Award Agreement, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

d.   Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Stock by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2. Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8. Notice of Sales upon Disqualifying Disposition.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Award Agreement. In addition, if the Grant Notice designates this Option as an Incentive Stock Option, the Participant shall (a) promptly notify the stock plan administrator for the Company if the Participant disposes of any of the shares acquired pursuant to the Option within one (1) year after the date the Participant exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Award Agreement, unless otherwise expressly authorized by the Company, the Participant shall hold all shares acquired pursuant to the Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

9. Miscellaneous Provisions.

9.1. Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 9 of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code.

9.2. Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Award Agreement. In any event, and except for the responsibilities of the Company set forth in Section 4.4 above, no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Award Agreement.

9.3. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

9.4. Binding Effect. Subject to the restrictions on transfer set forth herein, this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.5. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9.6. Integrated Agreement. The Grant Notice, this Award Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Award Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

9.7. No Rights as a Shareholder or Employee. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in the Service of the Company or Subsidiary Corporation or interfere in any way with any right of the Company to terminate the Participant’s Service to the Company as a Director, an Employee or Consultant, as the case may be, at any time.

9.8. Applicable Law. This Award Agreement shall be governed by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within the State of Nevada.

__ Incentive Stock Option	Participant: ___________________________
__ Nonstatutory Stock Option	Date:________________________________

STOCK OPTION EXERCISE NOTICE

Marizyme, Inc.

Attention: CFO

555 Heritage Drive, Suite 200

Jupiter, FL 33458

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Stock”) of Marizyme, Inc. (the “Company”) pursuant to the Company’s Amended and Restated 2021 Stock Incentive Plan (the “Plan”), my Notice of Grant of Stock Option (the “Grant Notice”) and my Stock Option Agreement (the “Award Agreement”) as follows:

Date of Grant: _______________________________

Number of Option Shares: ____________________________

Exercise Price per Share: $ ____________________________

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Stock, all of which are vested, in accordance with the Grant Notice and the Award Agreement:

Total Stock Purchased: _____________________________

Total Exercise Price (Total Stock X Price per Share) $ _____________________________________

3. Payments. I enclose payment in full of the total exercise price for the Stock in the following form(s), as authorized by my Award Agreement:

__ Cash:	$ __________
Check:	$ __________
__ Tender of Company Stock:	Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

__ Cash:	$ __________
__ Check:	$ __________

5. Participant Information.

My address is:

My Social Security Number is:

6. Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, I agree that I will promptly notify the Company if I transfer any of the Stock within one (1) year from the date I exercise all or part of the Option or within two (2) years of the Date of Grant.

7. Binding Effect. I agree that the Stock are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice, the Award Agreement, and the Plan, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

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I understand that I am purchasing the Stock pursuant to the terms of the Plan, the Grant Notice and my Award Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

____________________________________

(Signature)

Receipt of the above is hereby acknowledged.

Marizyme, Inc.

By: ___________________________________________

Title: __________________________________________

Dated: _________________________________________

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Participant has read and hereby approves the foregoing Stock Option Exercise Notice. In consideration of the Company’s granting Participant the right to acquire the Stock in accordance with the terms of the Stock Option Exercise Notice, the undersigned hereby agrees to be irrevocably bound by all the terms of such Stock Option Exercise Notice.

PARTICIPANT’S SPOUSE

____________________________

Address: ____________________

____________________________

Date: _______________________

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